Exhibit 99.1
EDDIE BAUER AGREES TO BE ACQUIRED BY
AN AFFILIATE OF SUN CAPITAL PARTNERS, INC. AND GOLDEN GATE CAPITAL
REDMOND, WA, BOCA RATON, FL and SAN FRANCISCO, CA, November 13, 2006 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) and Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital, today announced that they have entered into a definitive agreement under which Eddie B Holding Corp. has agreed to acquire Eddie Bauer for $9.25 per share in cash. The per share consideration represents an approximate 12% premium to the prior four weeks’ average closing price of Eddie Bauer’s common stock. The total transaction value is approximately $614 million, including debt to be repaid of approximately $328 million, as of September 30, 2006. The sale is the culmination of an exploration of strategic alternatives initiated by Eddie Bauer in May 2006.
Fabian Månsson, Chief Executive Officer of Eddie Bauer, commented, “Following a comprehensive review process, our Board of Directors has unanimously determined that the transaction announced today is in the best interests of our Company and its stockholders. We believe that the transaction will provide Eddie Bauer with new resources and the time necessary to execute our turnaround strategy. We look forward to partnering with Sun Capital and Golden Gate, who bring extensive experience in the retail and catalog sectors, to take our Company to the next level and to capitalize on the potential of the Eddie Bauer brand.”
Gary Talarico, Managing Director of Sun Capital Partners, Inc., added, “We are pleased to join with Golden Gate Capital in signing this definitive agreement to acquire one of the best known brands in the apparel industry. We are particularly excited about the combination of the considerable experience of our respective firms in retailing, apparel and direct marketing and look forward to working with the management of Eddie Bauer to continue the success and growth of the brand.”
“We are very pleased to have reached an agreement with the Eddie Bauer Board of Directors, and we look forward to working with the Company to continue to serve its customers with outstanding products consistent with the Eddie Bauer heritage,” said Stefan Kaluzny, a Managing Director at Golden Gate Capital.
Affiliates of Sun Capital Partners, Inc. and Golden Gate Capital are active investors in the retail and consumer products industries. Among Sun Capital’s current affiliated portfolio companies are Mervyn’s, Shopko Stores, Lillian Vernon, Marsh Supermarkets, Anchor Blue Retail Group, Dim Branded Apparel, and Most. Among Golden Gate Capital’s current investments is Catalog Holdings, a $1.1 billion revenue direct marketer of women’s apparel whose brands include Spiegel, Newport News, Appleseed’s, Norm Thompson, Drapers and Damons, Venus, and Haband, among other titles. Other consumer products investments include Herbalife, Eye Care Centers of America, Neways, and Leiner Health Products.
The transaction, which is anticipated to close in the first quarter of 2007, is subject to the approval of Eddie Bauer stockholders and other customary closing conditions, including Hart-Scott-Rodino antitrust review. The transaction is not subject to a financing condition.
The Board of Directors of Eddie Bauer has unanimously approved the merger agreement and recommends that Eddie Bauer’s stockholders vote to approve the agreement. The Company expects to file its preliminary proxy statement with respect to the transaction within ten days. A Form 8-K with a copy of the merger agreement will be filed with the Securities and Exchange Commission later today.
Goldman Sachs & Co. served as Eddie Bauer’s financial advisor in connection with the transaction and Goldman Sachs & Co. and William Blair & Company each rendered separate fairness opinions to the Eddie Bauer Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by Eddie Bauer’s stockholders in the merger.

As previously announced, Eddie Bauer plans to report third quarter and year-to-date 2006 financial results on Tuesday, November 14, 2006. The Company will host a conference call on November 14, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company’s financial results for the third quarter ended September 30, 2006.
•	To access the live conference call, participants may dial 800-565-5442 or 913-312-1298.

•	Webcast participants may sign up at the investors section of Eddie Bauer’s website (http://investors.eddiebauer.com/events.cfm).

•	A recorded replay of the conference call may be accessed through the Web site, or by dialing 888-203-1112 or 719-457-0820 and entering the code 9156428. The call will be rebroadcast through November 17, 2006 and will be available on the Company’s website.
About Sun Capital Partners
Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 135 companies worldwide with combined sales in excess of $30.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, London, and Shenzhen.
About Golden Gate Capital
Golden Gate Capital is a private equity firm with over $2.6 billion of capital under management dedicated to investing in change-intensive opportunities. The firm’s charter is to partner with world-class management teams to make equity investments in situations where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types. For more information, please visit www.goldengatecap.com.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 380 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parents bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; our ability to obtain stockholder approval for the proposed transaction; limitations on our ability to take actions pursuant to the merger agreement; employee attrition or distraction resulting from the proposed transaction; loss of vendors due to uncertainty surrounding the proposed transaction; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.
Contacts:
For Eddie Bauer Holdings:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800
For Sun Capital:
A. Richard Hurwitz
Sun Capital Partners, Inc.
561-394-0550
For Golden Gate:
Joelle Kenealey
Coltrin & Associates
650-373-2005
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